UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 16, 2005

OUTBACK STEAKHOUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company began a review of its lease accounting policies following announcements beginning in December 2004 that several restaurant companies were revising their accounting practices for leases. On March 14, 2005, the Company’s management and its Audit Committee concluded that, based on completion of its review of lease accounting policies, the Company’s accounting for leases should be changed in 2004 to correct errors. Management and the Audit Committee determined that the Company’s previously issued financial statements, including without limitation the financial statements contained in the Company’s Annual Report on Form 10-K for the year ending December 31, 2003, Quarterly Reports on Form 10-Q during 2004 and press release issued on February 16, 2005, should no longer be relied upon.

The Company has changed its lease accounting in 2004 and has restated certain historical financial information for prior periods in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2005. Changes to the Company’s lease accounting policies include adjusting lease terms, as defined in Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” as amended, to include renewal options that are reasonably assured of being exercised, including the straight-line effect over the lease term of escalating rents during the option periods and recognizing the effect of pre-opening “rent holidays” over the related lease terms.

The restatement adjustments correct the Company’s historical accounting for leases and had no impact on revenues, comparable store sales or net operating cash flows. The Company does not consider the restatement adjustments in prior years’ interim or annual financial statements taken as a whole to be material. Financial information in previously filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q and its press release issued on February 16, 2005 should no longer be relied upon.

The Company’s management and Audit Committee have discussed the conclusions disclosed in this Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered certified public accounting firm.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
Exhibit No.

99.1	Press release, dated March 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: March 17, 2005	By:	/s/ Robert S. Merritt
Robert S. Merritt
Senior Vice President and
Chief Financial Officer